Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Tata Motors Limited on Form 20-F of our report dated August 9, 2004 appearing in such Registration Statement and to the reference to us under the headings “Auditors”, “Selected Financial Data” and “Experts” in such Registration Statement.

/s/ Deloitte Haskins & Sells
Deloitte Haskins & Sells
Chartered Accountants
Mumbai

September 15, 2004